Exhibit 32.1

CERTIFICATION

Each of the undersigned hereby certifies, for the purposes of section 1350 of chapter 63 of title 18 of the United States Code, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, in his/her capacity as an officer of Horne International, Inc. (“Horne”), that, to the best of his/her knowledge and belief, the Annual Report of Horne on Form 10-K for the period ended December 25, 2011, fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that the information contained in such report fairly presents, in all material respects, the financial condition and results of operations of Horne.

March 23, 2012	By:	/s/ EVAN AULD-SUSOTT
Evan Auld-Susott
Chief Executive Officer

March 23, 2012	By:	/s/ MARLA PERDUE
Marla Perdue
Interim Chief Financial Officer

This written statement is being furnished to the Securities and Exchange Commission as an exhibit to such Form 10-K. A signed original of this statement has been provided to Horne and will be retained by Horne and furnished to the Securities and Exchange Commission or its staff upon request